UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2009

MARVEL ENTERTAINMENT, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-13638	13-3711775
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

417 Fifth Avenue, New York, New York	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 576-4000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 23, 2009, Marvel Entertainment, Inc. (“Marvel”) and its wholly owned subsidiary Marvel Characters B.V. entered into an employment agreement with Isaac Perlmutter. Mr. Perlmutter is Marvel’s chief executive officer and vice-chairman of its board of directors, and an executive of Marvel Characters B.V. The March 2009 agreement replaces Mr. Perlmutter’s previous employment agreement, which was scheduled to expire in November 2009.

Mr. Perlmutter’s new agreement provides for an annual salary of $750,000. The term of the agreement is four years. The agreement provides for a one-time grant, on March 23, 2009, of options to purchase 750,000 shares of Marvel’s stock at the stock’s closing price on March 20, 2009, the immediately preceding trading day. The issuance of those options was reported in a Form 4 filed with the Securities and Exchange Commission on March 23, 2009. The options are scheduled to vest as to one-third of the underlying shares on each of the first, second and third anniversaries of the grant date. The options expire on the fourth anniversary of the grant date. Vesting of the options will accelerate in the event of a change in control, upon death or disability, and upon a not-for-cause termination (actual or constructive).

Mr. Perlmutter’s new employment agreement provides, in the event of a not-for-cause termination (actual or constructive), for him to receive payment for three years at an annual rate equal to the sum of (1) his salary and (2) an amount equal to the average value of his two most recent annual incentive bonuses. If an actual termination occurred within 90 days before or within 12 months after a change in control of Marvel, or if a constructive termination (that is, Mr. Perlmutter resigning for “good reason”) occurred within 90 days after a change in control of Marvel, Mr. Perlmutter would instead be entitled under the agreement to that amount (that is, three times the sum of salary and bonus) as a lump sum, payable immediately, and he would receive a “gross-up” of any excise taxes he owed on “excess parachute payments” under Section 4999 of the Internal Revenue Code. The new employment agreement also provides, in any of those circumstances, for Mr. Perlmutter to receive any unpaid bonus awarded for the previous year; a pro rata bonus for the year of termination, based on achievements for that year; reimbursement of COBRA payments (less the amount he would have contributed as an employee); and immediate vesting of his incentive awards, subject (in the absence of a change in control) to the achievement of any applicable performance goals. The agreement contains standard provisions concerning confidentiality, non-competition (for a term of 24 months) and non-solicitation. We expect to file a copy of the agreement as an exhibit to our Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARVEL ENTERTAINMENT, INC.

By: /s/ John Turitzin
Name: John Turitzin
Title: Executive Vice President,
Office of the Chief Executive

Date: March 24, 2009